UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 8, 2008

(Date of earliest event reported)

VASCULAR SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court

Minneapolis, Minnesota 55369

(Address of principal executive offices)

(763) 656-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ( 17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On April 8, 2008, Vascular Solutions, Inc. (the “Company”) entered into a settlement agreement (“Agreement”) with Diomed, Inc. (“Diomed”) relating to the previously disclosed litigation entitled Diomed, Inc. v. AngioDynamics, Inc. and Vascular Solutions, Inc. that was filed in the U.S. District Court for the District of Massachusetts (the “Court”). A copy of the Agreement is filed with this Form 8-K as Exhibit 10.1 and the description below is qualified in its entirety by reference thereto.

Pursuant to the Agreement, (i) the Company will make a one-time payment of $3.586 million to Diomed, (ii) the Company and Diomed will jointly request that the United States Court of Appeals for the Federal Circuit dismiss the pending appeal by the Company, and (iii) Diomed will provide to the Company a satisfaction of judgment, releasing the Company from the monetary obligation imposed by the Court on August 3, 2007 in its entirety of the judgment against the Company. The Agreement will become effective upon approval by the Court which is expected to occur on April 16, 2008.

A copy of the press release is furnished as Exhibit 99.1 to this Report.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Settlement Agreement dated April 8, 2008 between the Company and Diomed, Inc.

99.1	Press Release dated April 9, 2008 issued by the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

Date: April 10, 2008	By:	/s/ James Hennen
James Hennen
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement dated April 8, 2008 between the Company and Diomed, Inc.

99.1	Press Release dated April 9, 2008 of Vascular Solutions, Inc.